As filed with the Securities and Exchange Commission on September 11, 2020.

Registration No. 333-245047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MUSCLE MAKER, INC.

(Exact name of registrant as specified in its charter)

Nevada	5810	47-2555533
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

308 East Renfro Street, Suite 101

Burleson, Texas 76028

(682) 708-8250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Roper

Chief Executive Officer

Muscle Maker, Inc.

308 East Renfro Street, Suite 101

Burleson, Texas 76028

(682) 708-8250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Fleming, Esq. Fleming PLLC 30 Wall Street, 8th Floor New York, New York 10005 Tel. (516) 833-5034 Fax: (516) 977-1209	Christopher J. Bellini, Esq. Cozen O’Connor P.C. 33 South 6th Street, Suite 3800 Minneapolis, MN 55402 Tel: (612) 260-9029 Fax: (612) 260-9091

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

Explanatory Note

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-245047), declared effective on September 10, 2020 by the Securities and Exchange Commission. The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Fleming PLLC.

23.2	Consent of Fleming PLLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1, as amended (File No. 333-245047), filed with the Commission on August 12, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Burleson, State of Texas, on September 11, 2020.

MUSCLE MAKER, INC.

By:	/s/ Michael J. Roper
Michael J. Roper
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Roper	Chief Executive Officer, Secretary	September 11, 2020
Michael J. Roper	(principal executive officer)

/s/ Ferdinand Groenewald	Chief Financial Officer	September 11, 2020
Ferdinand Groenewald	(principal financial and accounting officer)

/s/ Kevin Mohan	Chief Investment Officer and Chairman of the Board	September 11, 2020
Kevin Mohan

/s/ *	Director	September 11, 2020
Paul L. Menchik

/s/ *	Director	September 11, 2020
John Marques

/s/ *	Director	September 11, 2020
Peter S. Petrosian

/s/ *	Director	September 11, 2020
Omprakash Vajinapalli

/s/ *	Director	September 11, 2020
Jeff Carl

/s/ *	Director	September 11, 2020
Stephen A. Spanos

/s/ *	Director	September 11, 2020
A.B. Southall III